Exhibit 10.1

AMENDMENT NO. 1

TO

AGREEMENT

(Regarding Certain Fees)

This Amendment No. 1 (the “Amendment”) to that certain Agreement (the “Agreement”), dated July 24, 2009, is entered into by and between VSS Fund Management LLC (“VSS LLC”) and Cambium Learning Group, Inc., a Delaware corporation (formerly known as Cambium-Voyager Holdings, Inc.) (the “Company”). Capitalized terms used but not otherwise define herein shall have the meanings given to such terms in the Agreement.

WHEREAS, VSS LLC has agreed to provide certain monitoring services to the Company and the Company desires to receive the benefit of such monitoring services from VSS LLC; and

WHEREAS, the parties hereto have agreed to amend the terms and conditions of the Agreement as set forth herein to address the payments to be made by the Company to VSS LLC in exchange for the monitoring services.

NOW, THEREFORE, in consideration of the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 1 (Consulting Fee). Section 1 of the Agreement is hereby amended as follows:

a.	The current Section 1 shall become the first subsection (a) and an “(a)” shall be inserted before the sub-heading “(Consulting Fee).”

b.	The following provision shall be deleted in its entirety from the current Section 1:

“The right to fees and expenses contemplated by this Section 1 shall terminate upon the earlier to occur of: (i) the date upon which funds managed by VSS LLC collectively cease to “beneficially own” (as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended) at least 10% of the issued and outstanding shares of Common Stock of the Company, and (ii) unless renewed by the audit committee of the Company’s board of directors, January 1, 2015.”

c.	A new subsection 1(b) shall be added as follows:

“(b) Monitoring Fee. On January 1 of each calendar year, the Company shall pay VSS LLC an annual payment in the amount of $70,000 for monitoring services (the “Monitoring Fee”) provided by VSS LLC to the Company for the then-current calendar year with the first payment payable to VSS LCC as of January 1, 2013; provided that in the event an employee of VSS LLC serves as Chairman of the board of directors of the Company (each, a “VSS Chairman”), then, during such time the Monitoring Fee shall be reduced on a dollar for dollar basis by the amount of the annual retainer received by such VSS Chairman as contemplated by that certain Summary of Terms of Director Compensation Program of the Company, approved by the Company’s board of directors on January 27, 2010 (or any successor program thereto).

d.	A new subsection 1(c) shall be added as follows:

“(c) Termination. VSS LLC’s right to receive the fees and expenses contemplated in Section 1 (a) and (b) above shall terminate upon the earlier occurrence of (i) the date on which VSS LLC no longer has any employees serving on the Company’s board of directors; (ii) the date on which funds managed by VSS LLC collectively cease to “beneficially own” (as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended) at least ten percent (10%) of the issued and outstanding shares of common stock of the Company; and (iii) unless renewed by the audit committee of the Company’s board of directors, January 1, 2017.”

e.	A new subsection 1(d) shall be added as follows:

“(d) Designees. VSS LLC may designate from time to time one or more of its now or hereafter existing affiliates to receive any of the fees payable hereunder, on written notice to the Company. Upon receipt of such notice from VSS LLC (or such designee), the Company shall thereafter pay the fees specified in such notice to the designee set forth therein, and upon such payment, the Company will be deemed to have satisfied its obligations under this Agreement with respect to the payment of such fee.”

2. Effect on the Agreement. Except as explicitly set forth in this Amendment, all the terms and conditions of the Agreement shall continue to be in full force and effect.

3. Amendments. This Amendment shall not itself be amended except with the written consent of the parties hereto, and, to the extent required by applicable law, rule or regulation, or rules and regulations of the national securities exchange on which the Company’s securities are listed for trading.

4. Governing Law. This Amendment shall be governed by the laws of the state of New York without giving effect to the principles of conflicts of laws thereof.

5. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or electronic mail), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

VSS FUND MANAGEMENT LLC

By:	/s/ Jeffrey T. Stevenson
Name: Jeffrey T. Stevenson
Title: Authorized Officer

CAMBIUM LEARNING GROUP, INC.

By:	/s/ Todd W. Buchardt

Name: Todd W. Buchardt
Title: Sr. Vice President

[Signature Page to Amendment]